Exhibit 10.42

AGREEMENT
THIS AGREEEMENT ("Agreement") is made and entered into as of the 19th day of February 2019, by and between NITTO BIOPHARMA, INC., a Delaware corporation ("Nitto"), and REGULUS THERAPEUTICS INC., a Delaware corporation ("Regulus").
RECITALS :

A.
Pursuant to that certain Lease dated July 31, 2015 by and between Walton Torrey Owner A, L.L.C., a Delaware limited liability company ("Original Landlord") and Regulus, as tenant, as amended by that certain First Amendment to lease dated May 1, 2016 (and as may be further amended, collectively, the "Current Regulus Lease"), Regulus currently leases approximately 59,248 rentable square feet of space comprised of the entire building located at 10614 Science Center Drive, San Diego, California (the "10614 Building").

B.
Pursuant to that certain Lease dated January 4, 2016 by and between Original Landlord and Nitto, as tenant (the "Current Nitto Lease"), Nitto currently leases approximately 24,562 rentable square feet of space comprised of Suite 100 of the building located at 10628 Science Center Drive, San Diego, California (the "10628 Building", and Suite 100 being the “10628 Building Premises”).

C.	ARE-SD Region No. 44, LLC, a Delaware limited liability company ("Alexandria") is the successor-in-interest to Original Landlord under the Current Regulus Lease and the Current Nitto Lease.

D.
Regulus and Nitto desire to switch buildings effective on or about April 1, 2019 (the actual date of the change of possession of each space, the "Delivery Date"), which Delivery Date shall be finally determined with reference to the Commencement Date in each New Lease (defined below). Originally, the parties contemplated entering into mutual assignments of their respective leases to one another; however, both parties are in negotiation with Alexandria to terminate their current leases and execute new leases directly with Alexandria for their respective new spaces (each, a “New Lease”). Accordingly, Regulus anticipates relocating into the 10628 Building Premises and Nitto anticipates relocating to the 10614 Building, in each case pursuant to a direct lease with Alexandria.

E.
The parties hereto will each derive benefits from the consummation of the transactions contemplates above, including the benefit to Regulus of downsizing its current Premises, resulting in significant savings over the remaining term of the Current Regulus Lease. By this Agreement, the parties desire to memorialize certain agreements and inducements relating to the relocation of Regulus into the 10628 Building Premises and the relocation of Nitto into the 10614 Building.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT:

1.Prior Agreement Superseded. This Agreement supersedes, in its entirety, that certain Binding Summary of Terms and Letter of Intent for an Assignment of Lease Agreements dated December 4, 2018, by and between Nitto and Regulus (the "December Agreement"). Accordingly, from and after the date of full execution and delivery of this Agreement, the December Agreement shall be void and of no further force and effect. In the event this Agreement shall terminate pursuant to the terms and conditions of Section 2 or Section 7 below, the December Agreement shall remain void and of no further force and effect.

2.Contingency. This Agreement is contingent upon the occurrence of each and every one of the following (each, a “Contingency” and collectively the “Contingencies”):

A.Regulus and Alexandria executing a termination of the Current Regulus Lease (or an amendment to the Current Regulus Lease providing for an earlier expiration date to accommodate the Delivery Date) upon terms and conditions acceptable to Regulus in its reasonable discretion;

B.Nitto and Alexandria executing a termination of the Current Nitto Lease (or an amendment to the Current Nitto Lease providing for an earlier expiration date to accommodate the Delivery Date) upon terms and conditions acceptable to Nitto in its reasonable discretion;

C.Regulus and Alexandria executing a new lease for the 10628 Building Premises upon terms and conditions acceptable to Regulus in its reasonable discretion; and

D.Nitto and Alexandria executing a new lease for the 10614 Building upon terms and conditions acceptable to Nitto in its reasonable discretion.
In the event any of the foregoing conditions set forth in this Section 2 has not occurred by April 1, 2019 (other than as provided in the last sentence of this grammatical paragraph), then, at the option of either Nitto or Regulus by written notice to the other party at any time prior to Contingency Satisfaction Date (as defined below), this Agreement shall be void and of no further force and effect. The date that each of the Contingencies set forth in Section 2(A) through 2(D) above has occurred shall be referred to herein as the "Contingency Satisfaction Date." Notwithstanding the foregoing, if after termination of this Agreement pursuant to the foregoing, the Contingency Satisfaction Date occurs, then any termination of this Agreement may be withdrawn upon mutual agreement, and this Agreement will be fully reinstated and remain in full force and effect.

3.FF&E/Equipment.

A.Regulus will leave all furniture, fixtures and equipment existing as of the date of this Agreement, including all audio visual equipment and tables in the vivarium, located within the 10614 Building (the “10614 FF&E”), and Regulus hereby transfers to Nitto all of Regulus’ right, title and interest in the 10614 FF&E effective as of the Delivery Date. The 10614 FF&E will be transferred to Nitto in its “AS-IS, WHERE-IS, WITH ALL FAULTS” with no representation or warranty of any kind, including, without limitation, any representations or warranties as to the condition or functionality of the FF&E, or the suitability of the FF&E for Nitto’s purposes.

B.Nitto will leave all furniture, fixtures and equipment existing as of the date of this Agreement, including any audio visual equipment, located within the 10628 Building Premises (the “10628 FF&E”), and Nitto hereby transfers to Regulus all of Nitto’s right, title and interest in the 10628 FF&E effective as of the date of satisfaction of the Contingencies; provided that Nitto may elect, in its sole discretion, to remove any items of the 10628 FF&E that it wishes to relocate to the 10614 Building. The 10628 FF&E will be transferred to Regulus in its “AS-IS, WHERE-IS, WITH ALL FAULTS” with no representation or warranty of any kind, including, without limitation, any representations or warranties as to the condition or functionality of the FF&E, or the suitability of the FF&E for Regulus’ purposes.

C.Regulus agrees to sell to Nitto and Nitto agrees to purchase from Regulus the equipment listed on Exhibit "A" attached hereto (collectively, the "10614 Equipment"). Upon the Delivery Date, Regulus shall execute a Bill of Sale transferring ownership of the 10614 Equipment to Nitto in the form attached hereto as Exhibit “B”, and Regulus shall leave the 10614 Equipment in the 10614 Building. As a condition to Regulus’ delivery of the Bill of Sale, Nitto shall pay to Regulus $77,789.50 for the 10614 Equipment, which payment shall be off set against the payment which Regulus is required to make to Nitto under Section 7(ii) below (i.e., the Security Deposit refund shall be $113,715.14 ($191,504.64 - $77,789.50 = $113,715.14)). The 10614 Equipment will be transferred to Nitto in its “AS-IS, WHERE-IS, WITH ALL FAULTS” with no representation or warranty of any kind, including, without limitation, any representations or warranties as to the condition or functionality of the FF&E, or the suitability of the FF&E for Nitto’s purposes.

4.Right of Entry. From and after the date of this Agreement, Nitto and its agents and contractors shall have the right to enter the 10614 Building at all reasonable times, upon reasonable prior notice to Regulus, for the purpose of examining or inspecting the same and otherwise preparing the 10614 Building for Nitto’s occupancy (provided that no physical construction will be permitted). In addition, provided that Nitto and its agents do not interfere with Regulus’ continued occupancy of the 10614 Building or any decommissioning activities, Regulus shall allow Nitto access to the 10614 Building beginning on March 1, 2019 for the purpose of physical construction, installing furniture and equipment (including, but not limited to, AV equipment, telephones and computers) in the 10614 Building, in the case of physical construction, subject to the prior written consent of Alexandria (and Regulus makes no representation or warranty regarding whether such consent by Alexandria is required or has been obtained). Prior to Nitto's entry into the 10614 Building as permitted by the terms of this Section 4, Nitto shall submit certificates of insurance reasonably acceptable to Regulus and Alexandria, and shall submit a schedule to Regulus for prior written approval, which schedule shall detail the timing and purpose of Nitto's entry. Nitto shall comply with Regulus’ access and safety control protocols with respect to any such entry. Nitto shall hold Regulus harmless from and indemnify, protect and defend Regulus against any loss or damage to the 10614 Building and against injury to any persons or property caused by Nitto's actions or omissions pursuant to this Section 4 (or any actions or omissions of Nitto’s agents, contractors, or representatives), including, without limitation, any claims arising out of Hazardous Materials brought onto the 10614 Building by Nitto, Nitto’s agents, contractors, or representatives.
In addition, from and after the date of this Agreement, Regulus and its agents and contractors shall have the right to enter the 10628 Building Premises at all reasonable times, upon reasonable prior notice to Nitto, for the purpose of examining or inspecting the same and otherwise preparing the 10628 Building Premises for Regulus’ occupancy (provided that no physical construction will be permitted). In addition, provided that Regulus and its agents do not interfere with Nitto’s continued occupancy of the 10628 Building Premises or any decommissioning activities, Nitto shall allow Regulus access to the 10628 Building Premises beginning on March 1, 2019 for the purpose of installing furniture and equipment (including, but not limited to, telephones, AV equipment, and computers) in the 10628 Building Premises. Prior to Regulus’ entry into the 10628 Building Premises as permitted by the terms of this Section 4, Regulus shall submit certificates of insurance reasonably acceptable to Nitto and shall submit a schedule to Nitto for their approval, which schedule shall detail the timing and purpose of Regulus’ entry. Regulus shall hold Nitto harmless from and indemnify, protect and defend Nitto against any loss or damage to the 10628 Building Premises and against injury to any persons or property caused by Regulus’ actions pursuant to this Section 4 (or any actions or omissions of Regulus’ agents, contractors, or representatives), including, without limitation, any claims arising out of Hazardous Materials brought onto the 10628 Building by Regulus, Regulus’ agents, contractors, or representatives.
If either party requests access to the other party’s premises prior to March 1, 2019, the non-requesting party shall have the right to charge the requesting party a $1,000 per day early access fee. Each party will use commercially reasonable and good faith efforts not to disturb the other party’s ongoing business operations or any decommissioning activities during any entry permitted by this Section 4.

5.Surrender/Indemnity.

A.By Regulus. Regulus shall provide copies of its surrender plan and related decommissioning information to Nitto promptly upon receipt by Regulus. As between Nitto and Regulus, Regulus (and not Nitto) shall remain responsible for any Hazardous Materials brought upon, kept or used in or about the 10614 Building by or on behalf of Regulus. Regulus shall indemnify, defend, protect and hold Nitto and Nitto's partners, affiliates, members, shareholders, officers, directors, employees, agents, successors and assigns harmless from and against, any and all claims, damages (including direct and consequential or indirect damages), judgments, suits, causes of action, losses, liabilities and expenses, including reasonable attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from any Hazardous Materials (as defined in the Current Regulus Lease) brought upon, kept or used in or about the 10614 Building by or on behalf of Regulus.

B.By Nitto. Nitto shall provide copies of its surrender plan and related decommissioning information to Regulus promptly upon receipt by Nitto. As between Nitto and Regulus, Nitto (and not Regulus) shall remain responsible for any Hazardous Materials brought upon, kept or used in or about the 10628 Building by or on behalf of Nitto. Nitto shall indemnify, defend, protect and hold Regulus and Regulus' partners, affiliates, members, shareholders, officers, directors, employees, agents, successors and assigns harmless from and against, any and all Indemnified Claims, arising or resulting from any Hazardous Materials (as defined in the Current Nitto Lease) brought upon, kept or used in or about the 10628 Building by or on behalf of Nitto.

6.Delivery.

A.Condition of the 10614 Building. As of Delivery Date, the HVAC, electrical, mechanical, and plumbing systems serving the 10614 Building shall be in good working condition,

with all repairs and maintenance up to date, and the 10614 Building will be clean and free of debris. Nitto shall notify Regulus of any required repairs relating to the foregoing on or before the Delivery Date, and if Nitto timely notifies Regulus that any such item(s) is not in good working order (and neither Nitto nor Nitto's agents, contractors or employees are the cause of the necessary repairs), then Regulus shall, at Regulus' sole cost and expense, cause such item(s) to be put in good working order within ten (10) business days of receipt of Nitto's notification. If Nitto fails to so notify Regulus of the need for any such repair within the time period set forth in the immediately preceding sentence, then for purposes of the foregoing representation, the 10614 Building shall be deemed to have been in good working order as of the Delivery Date. Regulus or its agents or contractors shall have the right to access the 10614 Building after the Delivery Date if necessary for purposes of any requested repairs or maintenance.

B.Condition of the 10628 Building. As of Delivery Date, the HVAC, electrical, mechanical, and plumbing systems serving the 10628 Building shall be in good working condition, with all repairs and maintenance up to date, and the 10628 Building will be clean and free of debris. Regulus shall notify Nitto of any required repairs relating to the foregoing on or before the Delivery Date, and if Regulus timely notifies Nitto that any such item(s) is not in good working order (and neither Regulus nor Regulus' agents, contractors or employees are the cause of the necessary repairs), then Nitto shall, at Nitto's sole cost and expense, cause such system(s) to be put in good working order within ten (10) business days of receipt of Regulus' notification. If Regulus fails to so notify Nitto of the need for any such repair within the time period set forth in the immediately preceding sentence, then for purposes of the foregoing representation, the 10628 Building shall be deemed to have been in good working order as of the Delivery Date. Nitto or its agents or contractors shall have the right to access the 10628 Building after the Delivery Date if necessary for purposes of any requested repairs or maintenance.

7.Payments. Nitto would not enter into the documents referenced in Section 2(B) and 2(D) above absent Regulus’ agreement to pay the amounts set forth herein. In consideration of Nitto’s execution of the documents referenced above, Regulus will pay to Nitto (i) a relocation assistance payment in the amount of One Hundred Thousand Dollars ($100,000.00) concurrently with the full execution of this Agreement; (ii) the sum of One Hundred Ninety One Thousand Five Hundred Four and 64/100 Dollars ($191,504.64) representing the difference between the security deposits under the Current Regulus Lease and the Current Nitto Lease on or before April 15, 2019 (subject to the offset set forth in Section 3.C. above), and (iii) reimbursement for six (6) monthly installments of base monthly rent due pursuant to the new lease for the 10614 Building between Nitto and Alexandria (i.e., an aggregate total of $1,360,292.61 over six months assuming a Delivery Date of April 1, 2019; provided such amount will be adjusted to reflect the actual value of monthly rent for the first six (6) months of the term of the Nitto New Lease the first annual rent escalation will occur July 1, 2019), which reimbursements shall be payable within the first three (3) business days of the rent due date for each corresponding month. The sums due to Regulus for the 10614 Equipment as set forth in Section 3(B) above shall offset and be credited against the sums due for the items in sections (i) and (ii) above, such payment is to be made within thirty (30) days after the Contingency Satisfaction Date and final reconciliation of the net amounts owed.

8.Brokers. Any broker commission due on account of the overall transaction contemplated by this Agreement (i.e., the agreements comprising the Contingencies) shall be paid by Regulus and/or Alexandria per separate Agreement. Each of Regulus and Nitto represents and warrants to the other that no broker or finder’s fee is due to any third party in connection with this Agreement. Regulus agrees to defend, indemnify and hold harmless Nitto from and against any claim for commission or finder's fee by any person or entity who claims or alleges that they are owed a commission in connection with this Agreement. Nitto agrees to defend, indemnify and hold harmless Regulus from and against any claim for commission or finder's fee by any person or entity who claims or alleges that they are owed a commission in connection with this Agreement.

9.Exhibits. The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

10.Counterparts. This Agreement may be executed in any number of counterparts, which may be delivered electronically, via facsimile or by other means. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals. Each counterpart of this Agreement shall be deemed to be an original, and all such counterparts (including those delivered electronically or via facsimile), when taken together, shall be deemed to constitute one and the same instrument.

11.Attorneys' Fees. In any action to enforce the terms of this Agreement, the losing party shall pay the successful party a reasonable sum for attorneys' fees and costs in such suit and such attorneys' fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

"NITTO"	NITTO BIOPHARMA, INC.,
a Delaware corporation

By:/s/ Winbin Ying
Name: Winbin Ying
Title: President

"REGULUS"	REGULUS THERAPEUTICS INC.,
a Delaware corporation

By: /s/ Daniel Chevallard
Name: Daniel Chevallard
Title: Chief Financial Officer

EXHIBIT "A"
THE 10614 EQUIPMENT

Asset Class	Asset ID	Column1	Asset Label	FAC #	Asset Description	Placed in Service Date	Cost Basis	Appraisal Value	RGLS Keep	Nitto Wants to Purchase	Nitto Verified	Location
				0011	Zebra GX43ot printer		$ 500.00	$ 125.00	No	Yes	1/15/2019	Nitto Cart
			000572	0101	Mettler Toledo ME54E Balance			$ 425.00	No	Yes	1/15/2019	Find
			000395	0128	Eppendorf MixMate			$ 999.00	No	Yes	1/15/2019	Nitto Cart
				0131	Micro Centrifuge		$ 250.00	$ 125.00	No	Yes	1/15/2019	Nitto Cart
				0136	VWR Vortex Mixer		$ 300.00	$ 125.00	No	Yes	1/15/2019	Nitto Cart
				0154	VWR Micro Centrifuge		$ 250.00	$ 125.00	No	Yes	1/15/2019	Nitto Cart
			RG080096	0157	Centrifuge, Eppendorf 5417C		$ 1,000.00	$ 1,350.00	No	Yes	1/15/2019	Nitto Cart
			000335	0158	Centrifuge, Eppendorf 5417R			$ 3,150.00	No	Yes	1/15/2019	Nitto Cart
				0175	VWR Micro Centrifuge		$ 250.00	$ 125.00	No	Yes	1/15/2019	Nitto Cart
				0189	VWR Digital Vortex Mixer		$ 440.00	$ 125.00	No	Yes	1/15/2019	find
				0216	VWR Digital Vortex Mixer		$ 440.00	$ 125.00	No	Yes	1/15/2019	Nitto Cart
				0260	-20 KENMORE		$ 500.00	$ 199.00	No	Yes	1/15/2019	Formulations
LE	RG052	TAG NOS 334-36	000334	0263	Eppendorf 5430 R Centrifuge	12/9/2010		$ 4,100.00	No	Yes		
				0280	Wards Micro Centrifuge			$ 125.00	No	Yes	1/15/2019	Nitto Cart
				0338	Mettler Toledo ME1002E		$ 1,100.00	$ 275.00	No	Yes	1/17/2019	Nitto Cart
				0340	WATSON MARLOW 323		$ 1,500.00	$ 350.00	No	Yes	1/15/2019	Nitto Cart
				0341	Watson Marlow 323		$ 1,500.00	$ 350.00	No	Yes	1/15/2019	Nitto Cart
				0343	WATSON MARLOW 323		$ 1,500.00	$ 350.00	No	Yes	1/15/2019	Nitto Cart
				0344	WATSON MARLOW 323		$ 1,500.00	$ 350.00	No	Yes	1/15/2019	Nitto Cart
LE	RG081	TAG NO 321, 322	000322	0371	VIIA 7 384-WEL INSTR	12/10/2012	$ 43,405.00	$ 22,500.00	No	Yes	1/15/2019	Biology
LE	RG032	ASSET TAG 402	000402	0415	SPE Dry 96 Dual Dry Sample Concentrator	7/1/2010	$ 10,412.81	$ 2,500.00	No	Yes	1/15/2019	Nitto Cart
LE	RG063	TAG #'S 207, 511-18	000520	0419	CAMBRIDGE VISCOSITY VISCOPRO 2000	4/18/2011		$ 2,500.00	No	Yes	1/15/2019	Nitto Cart
				0421	FINE PCR COOL BLOCK		$ 300.00	$ 450.00	No	Yes	1/18/2019	Nitto Cart
LE	RG002	TAG NO. 209, 210	000210	0431	AKTA Oligopilot	10/20/2008	$ 223,295.26	$ 25,000.00	No	Yes	1/15/2019	Chem Hood
LE	RG028	TAG NO 655	000620	0474	Rotavapor R210 & water Bath, BUCHI B-491	7/1/2010		$ 3,500.00	No	Yes	1/15/2019	Chem Hood
				0496	Centrifuge, Eppendorf 5424			$ 1,200.00	No	Yes	1/15/2019	Nitto Cart
LE	RG140	TAG NO. 557	000557	0727	RF Plus Lumen UV/ELSD	12/18/2014	$ 42,494.22	$ 10,500.00	No	Yes	1/15/2019	Chem Hood
				0730	VWR oven		$ 2,000.00	$ 500.00	No	Yes	1/15/2019	Chemistry
			000640	0742	Biotage Pressure 96 Pressure manifold			$ 4,450.00	No	Yes	1/15/2019	Nitto Cart
LE	RG217	TAG NO'S 834-837	000834	0743	UPLC/MS System - Themo	7/22/2016	$ 108,281.93	$ 25,000.00	No	Yes	1/16/2019	Analytical
LE	RG217	TAG NO'S 834-837	000835	0743	UPLC/MS System - Themo				No	Yes	1/16/2019	Analytical
LE	RG217	TAG NO'S 834-837	000836	0743	UPLC/MS System - Themo				No	Yes	1/16/2019	Analytical
LE	RG217	TAG NO'S 834-837	000837	0743	UPLC/MS System - Themo				No	Yes	1/16/2019	Analytical
LE	RG154	TAG NO. 589	000589	0764	ESPEC Benchtop Temp/Humidity Chamber	8/17/2015	$ 15,421.07	$ 5,118.00	No	Yes	1/15/2019	Formulations
LE	RG156	TAG NO. 587	000587	0766	Espec Benchtop Temp/Humidity Chamber	8/17/2015	$ 18,601.66	$ 5,118.00	No	Yes	1/15/2019	Formulations
				0777	VWR Digital Vortex Mixer		$ 440.00	$ 125.00	No	Yes	1/18/2019	Find
LE	RG070	TAG NO 268	000268	0798	VIIA 7 384-WEL INSTR	3/15/2012	$ 54,048.46	$ 22,500.00	No	Yes	1/15/2019	Biology
		Vivarium acrylic hoods										
			000653	0070	4' Acrylic Vivarium Hood			$ 1,180.00	No	Yes	2/1/2019	Vivarium
			000749	0873	4' Acrylic Vivarium Hood			$ 1,180.00	No	Yes	2/1/2019	Vivarium
			000657	0846	4' Acrylic Vivarium Hood			$ 1,180.00	No	Yes	2/1/2019	Vivarium
			000344	0104	4' Acrylic Vivarium Hood			$ 1,180.00	No	Yes	2/1/2019	Vivarium
			000744	0833	8' Acrylic Vivarium Hood			$ 1,600.00	No	Yes	2/1/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					4' Stainless Steel vivarium table			$ 250.00	No	Yes	2/8/2019	Vivarium
					6' Stainless Steel vivarium table			$ 400.00	No	Yes	2/8/2019	Vivarium
					6' Stainless Steel vivarium table			$ 400.00	No	Yes	2/8/2019	Vivarium
					6' Stainless Steel vivarium table			$ 400.00	No	Yes	2/8/2019	Vivarium
					6' Stainless Steel vivarium table			$ 400.00	No	Yes	2/8/2019	Vivarium
					6' Stainless Steel vivarium table			$ 400.00	No	Yes	2/8/2019	Vivarium
					6' Stainless Steel vivarium table			$ 400.00	No	Yes	2/8/2019	Vivarium
					8' Stainless Steel vivarium table			$ 500.00	No	Yes	2/8/2019	Vivarium
					8' Stainless Steel vivarium table			No available at this time. May be available at time of move.

EXHIBIT "B"
FORM OF BILL OF SALE
FOR VALUE RECEIVED, REGULUS THERAPEUTICS INC., a Delaware corporation ("Seller"), hereby sells, assigns, transfers and delivers to NITTO BIOPHARMA, INC., a Delaware corporation ("Buyer"), effective as of 11:59 p.m. (Pacific Time) on __________________ (the "Effective Date"), all of the personal property described in Schedule 1 attached hereto and incorporated herein by this reference (the "Property").
Seller hereby represents and warrants that (i) it is the owner of the Property, and the Property is not subject to any liens, encumbrances or claims of any kind, (ii) the transfer of the Property to Buyer does not, and shall not, require the consent of any third party, and (iii) Seller has the legal power, right and authority to transfer the Property to Buyer.
Except as set forth above, this Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller, and Buyer hereby releases Seller from and against any liability or claim therefor relating to the Property transferred hereby except as a result of the breach of any representation and warranty expressly set forth above.
This Bill of Sale shall be governed by, interpreted under, construed under, and enforceable in accordance with the laws of the State of California.
IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale to Buyer as of the date set forth below, which Bill of Sale (and the transfer of the Property to Buyer) shall be effective as of the Effective Date.

SELLER:	REGULUS THERAPEUTICS INC., a Delaware corporation By: _________________ Name: _______________ Title: ________________ Date: ________________

SCHEDULE 1
PROPERTY
All existing furniture, fixtures and equipment, including all audio visual equipment located in the 10614 Building as of the Effective Date, and the following equipment: